SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 15, 2003 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3800 Gateway Boulevard, Suite 310

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure

On December 15, 2003, Charles & Colvard, Ltd. issued two press releases, one providing an update on its business and announcing that its Board of Directors has authorized the repurchase of up to 900,000 shares of the Company’s common stock, and the other announcing that it has entered into a Memorandum of Understanding with GeoLink™ Technologies of Oxnard Shores, CA to supply faceted moissanite jewels and provide technical support to GeoLink™ through 2005 in connection with the use of moissanite jewels in its development and commercialization of pervasive mobile ultra-high capacity optical/laser phased array communications datalinks. A copy of these press releases is attached as Exhibits 99.1 and 99.2, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun

James R. Braun Vice President of Finance and Chief Financial Officer

Date: December 16, 2003